SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]                           [ ] Confidential, for Use
Filed by a Party other than the Registrant [ ]            of the Commission Only
Check the appropriate box:                                (as permitted by
[ ]      Preliminary Proxy Statement                      Rule 14a-(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12

                      INTERNATIONAL BANCSHARES CORPORATION
                (Name of Registrant as Specified In Its Charter)

     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and sate how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                      INTERNATIONAL BANCSHARES CORPORATION
                             Post Office Drawer 1359
                            Laredo, Texas 78042-1359

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 1996

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Bancshares Corporation (the "Company") will be held at the offices of the Company, 1200 San Bernardo, Laredo, Texas, on May 16, 1996 at 7:00 p.m. for the following purposes:

        (1) To elect ten (10) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

        (2) To approve the appointment of independent auditors for the 1996 fiscal year;

        (3) To consider and vote upon a proposal to approve the 1996 International Bancshares Corporation Stock Option Plan adopted by the Board of Directors on April 3, 1996; and

        (4) To transact such other business as may lawfully come before the meeting or any adjournment thereof.

        The record date for the meeting has been fixed at March 28, 1996. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

        In order to ensure the representation of a quorum at the meeting, shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

                                            INTERNATIONAL BANCSHARES CORPORATION

                                            Dennis E. Nixon
                                            President
Dated:  April 15, 1996

                      INTERNATIONAL BANCSHARES CORPORATION
                            1200 San Bernardo Avenue
                               Laredo, Texas 78040

                                 PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of International Bancshares Corporation, a Texas Corporation (the "Company") to be voted at the 1996 Annual Meeting of Shareholders to be held on May 16, 1996 at 7:00 p.m. at the offices of the Company, 1200 San Bernardo, Laredo, Texas. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally by regular employees of the Company at a nominal cost. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company or by appearing at the annual meeting and voting in person. The approximate date on which this proxy statement and the accompanying form of proxy are first sent or given to security holders is April 15, 1996.

                                VOTING AT MEETING

        Only holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on March 28, 1996, shall be entitled to vote at the meeting. There were 6,961,356 shares of Common Stock issued and outstanding on the record date held of record by approximately 1,360 shareholders. Each share of Common Stock is entitled to one vote.

        All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the meeting will be voted at the meeting in accordance with the instructions given, but in the absence of instructions to the contrary, such shares will be voted affirmatively. Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

        A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the meeting. A quorum with respect to any matter to be voted on at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the matter. Abstentions will be treated as present and entitled to vote with respect to any matter submitted to the shareholders for a vote for purposes of determining both the presence of a quorum with respect to such matter and the approval of such matter. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the holder(s) of such shares will not be considered as present and entitled to vote with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or the approval of such matter. With respect to any matter other than the election of directors, such matter shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the meeting and entitled to vote thereon. Thus, abstention with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter. With respect to the election of directors, the directors shall be elected by a plurality vote of the holders of shares of Common Stock present at the meeting and entitled to vote thereon.

                                  PROPOSAL - 1

                              ELECTION OF DIRECTORS

        Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified. The Proxies named in the accompanying proxy, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees, all of whom are currently directors, unless otherwise instructed in such proxy. Certain information concerning such nominees is set forth below including information regarding their positions with International Bank of Commerce, the Company's lead bank ("IBC"):

                         Served as
     Nominee for         Director
     Director            Since (1)     Age      Principal Occupation (2)
     -----------         ---------     ---      ------------------------

Lester Avigael            1966          69      Retail Merchant
                                                (Las Novedades, Inc.)

R. David Guerra           1993          43      Vice President of the Company
                                                since 1986 and President of the
                                                IBC branch in McAllen, Texas and
                                                Director of IBC since 1990

Irving Greenblum          1981          66      Retail Merchant (Muebleria
                                                Mexico, S.A.)

Richard E. Haynes         1977          53      Attorney at Law; Real Estate
                                                Investments

Roy Jennings Jr.          1966          72      Vice Chairman of the Board of
                                                IBC; Investments

Sioma Neiman              1981          68      International entrepreneur;
                                                Advisory Director of IBC
                                                since 1976

Dennis E. Nixon           1975          53      Chairman of the Board since May
                                                1992 and President of the
                                                Company since 1979; President
                                                and Chief Executive Officer
                                                of IBC

Leonardo Salinas          1976          62      Vice President of the Company
                                                since 1982; Senior Executive
                                                Vice President and Director of
                                                IBC

Antonio R. Sanchez Jr.    1995          53      Chairman of the Board of Sanchez
                                                O'Brien Oil & Gas Corporation;
                                                Investments

Alberto A. Santos         1966          68      Investments

(1) Includes time served as director of IBC. The Company became the successor issuer to IBC on July 28, 1980.

(2) Except as otherwise noted, each nominee has held the office indicated or other offices in the same company for the last five years.

        None of the nominees for director and none of the executive officers have a family relationship with any of the other nominees for director or executive officers, except for Leonardo Salinas and Alberto A. Santos, who are first cousins.

        None of the above nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities
                                        2

Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940, except for Mr. Sanchez who is Chairman of the Board of Sanchez O'Brien Oil & Gas Corporation.

                               EXECUTIVE OFFICERS

        The executive officers of the Company are Dennis E. Nixon, President and Chairman of the Board; Leonardo Salinas, Vice President; R. David Guerra, Vice President; and Arnoldo Cisneros, Secretary-Treasurer, all of whom are nominees for director except for Arnoldo Cisneros. Arnoldo Cisneros, age 44, is presently Secretary-Treasurer of the Company and Executive Vice President of IBC and has served both organizations since 1982.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors during 1995 consisted of Lester Avigael, Alberto A. Santos and Richard E. Haynes. The Committee met six times during the 1995 fiscal year. Each member of the Committee attended all six meetings, except Lester Avigael who attended only four. The functions of the Audit Committee are to recommend the appointment of the independent auditors; to review the annual plan of the internal and independent auditors; to review annual and quarterly financial reports and to review the results of examinations by the internal auditor and the independent auditors, including recommendations regarding internal controls and operating procedures, along with management's response and follow-up to ensure any necessary corrective action has been implemented. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports.

        The Compensation Committee of the Board of Directors during 1995 consisted of Lester Avigael, Roy Jennings Jr., Richard E. Haynes and Alberto A. Santos. The Committee met once during the 1995 fiscal year. The primary function of the Compensation Committee is the administration of the Company's 1987 Key Contributor Stock Option Plan.

        The Board of Directors of the Company does not have a standing nominating committee or a committee which performs similar functions.

        During 1995, the Board of Directors held five meetings. All of the directors attended 100% of the aggregate of the total number of meetings of the board and of committees on which they served, except for Lester Avigael and Richard E. Haynes who missed one meeting, Irving Greenblum who missed two meetings and Sioma Neiman who attended fewer than 75% of such meetings.


                             PRINCIPAL SHAREHOLDERS

        Insofar as is known to the Company, no person beneficially owned, as of March 28, 1996, more than five percent of the outstanding Common Stock of the Company, except as follows:

                                   Shares of Common Stock      Percent
     Name and Address              Beneficially Owned as         of
     of Beneficial Owner           of March 28, 1996            Class
     -------------------           ----------------------      ------

     Alicia M. Sanchez (1)             1,295,443                18.61%
     2119 Guerrero Street
     Laredo, Texas 78040

     A. R. Sanchez Jr. (2)               695,522                10.00%
     P.O. Box 2986
     Laredo, Texas 78041

                                        3

(1) All the shares shown for Mrs. Alicia M. Sanchez are held by certain trusts for which Mrs. Sanchez serves as sole trustee. 253,400 of the shares are held by her as sole trustee for trusts in which certain of her children and grandchildren have a vested interest in the income and corpus of the trusts. Mrs. Sanchez has the sole power to vote and to dispose of all of the shares held by such trusts.

(2) A. R. Sanchez Jr. owns directly and has the sole power to vote and to dispose of 415,858 shares owned beneficially by him. Mr. Sanchez also controls the disposition of 279,664 shares as trustee for trusts in which his children have a vested interest in the income and corpus of such trusts, however, George M. Sanchez, the brother of Mr. Sanchez, has the power to vote the 279,664 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

        Based upon information received from the persons concerned, each of whom is a nominee for director, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 3, 1996, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

    Name of Individual           Shares Beneficially Owned      Percent
    or Identity of Group            as of March 28, 1996        of Class
    --------------------         --------------------------     --------

    Lester Avigael (1)                   64,238                    *
    Irving Greenblum (2)                 67,557                    *
    R. David Guerra  (3)                 60,458   +                *
    Richard E. Haynes                     6,772                    *
    Roy Jennings Jr. (4)                 93,970                  1.35%
    Sioma Neiman (5)                    278,040                  4.00%
    Dennis E. Nixon (6)                 341,625   +              4.91%
    Leonardo Salinas (7)                 28,220   +                *
    A. R. Sanchez Jr (8)                695,522                 10.00%
    Alberto A. Santos                    52,047                    *

All Directors and Executive Officers
    as a group (11 persons) (9)       1,707,207                 24.52%

 *      Ownership of less than one percent

 + Include shares which are issuable upon the exercise of options exercisable on or prior to May 27, 1996 ("currently exercisable options").

(1) The holdings shown for Mr. Avigael include 4,042 shares which he holds as trustee for the benefit of his grandchildren.

(2) The holdings shown for Mr. Greenblum include 8,016 shares held in the name of his wife.

(3) The holdings shown for Mr. Guerra include 54,208 shares which he and his wife hold in their names jointly. Total holdings for Mr. Guerra include 6,250 shares which are issuable upon the exercise of currently exercisable options.

(4) The holdings shown for Mr. Jennings include 16,481 shares which he and his wife hold in their names jointly, and 27,135 shares held in the name of his wife.

(5) The holdings shown for Mr. Neiman include 278,040 shares in the name of Inar Investments, Corp., of which he is the Managing Director.

(6) The holdings shown for Mr. Nixon include 29,375 shares which are issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Nixon also include 688 shares held in the name of his wife.
                                        4

(7) The holdings shown for Mr. Salinas include 2,722 shares which are issuable upon the exercise of currently exercisable options.

(8) The holdings shown for Mr. A. R. Sanchez Jr. include 415,858 shares which he owns directly and has the sole power to dispose of and to vote. Mr. Sanchez also controls the disposition of 279,664 shares as trustee for trusts in which his children have a vested interest in the income and corpus of such trusts, however, George M. Sanchez, the brother of Mr. Sanchez, has the power to vote the 279,664 shares.

(9) The holdings shown for all directors and executive officers as a group include 41,568 shares which are issuable upon the exercise of currently exercisable options.

        Except as reflected in the notes to the preceding table, each of the individuals listed in the table owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

                             EXECUTIVE COMPENSATION
Summary

        The following table contains information concerning the compensation awarded during each of the last three years for the CEO and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1995.

                              SUMMARY COMPENSATION
                                      TABLE

                                                          Long Term
                               Annual Compensation       Compensation      All Other
    Name and               -----------------------        Securities      Compensation
Principal Position         Year  Salary (1)  Bonus    Underlying Options      (2)
- ------------------         ----  ----------  -----    ------------------  ------------
Dennis E. Nixon            1993  $ 275,554  $ 450,000          -          $11,394
President and Director of  1994    298,580    500,000          -            7,291
the Company and of IBC     1995    295,601    600,000        5,000          9,144

Leonardo Salinas           1993    139,799     19,191          -            6,379
Vice President and         1994    144,099     19,581          -            6,302
Director of the Company;   1995    145,799     19,393          -            8,043
Director and Senior
Executive Vice President
of IBC

R. David Guerra            1993    152,430     31,844          -            6,449
Vice President of the      1994    162,687     33,558          -            6,461
Company; President of IBC  1995    161,587     33,317        2,500          8,392
branch in McAllen, Texas
and Director of IBC

     (1) These amounts do not include certain perquisites and other personal benefits, securities or property received by the officers which did not exceed the lesser of $50,000 or 10% of such executive officer's total salary and bonus set forth in the table; however, such amounts include directors fees as well as certain expense allowances.

     (2) All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan and Trust, a deferred profit sharing plan for employees with one year of continual employment.

                                        5

        Each director of the Company and each director of IBC receives compensation for his services as a director in the amount of $700 for each meeting of the Board he attends and $200 for each meeting of a committee of the Board he attends. Salaried officers who are directors are not compensated for committee meetings. The director fees paid to the named executive officers are included in the salary totals set forth in the table.

Stock Options

        During 1995, the Company granted options to the named executive officers of the Company. The following table reflects certain information concerning grants of options made by the Company during 1995 to the named executive officers of the Company:

                        OPTION GRANTS IN LAST FISCAL YEAR

                             Percent of
                               total                               Potential Realizable
                Number of     Options                               value at assumed
                securities   granted to                           annual rates of stock
                Underlying   employees   Exercise or                price appreciation
                 Options     in fiscal   base price   Expiration      for option term
  Name          Granted(1)      Year        ($/Sh          Date    5% ($)(2) 10% ($)(2)
  ----          ----------    ---------    ---------    ---------- --------- ----------
Dennis E. Nixon    5,000        3.32%        48.00       5-15-03    114,576     274,416

Leonardo Salinas      -           -             -            -          -           -

R. David Guerra    2,500        1.66%        48.00       5-15-03     57,264     137,184

        (1) The options shown in the table are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended each of which were granted under the Company's 1987 International Bancshares Corporation Key Contributor Stock Option Plan with an exercise price equal to the fair market value on the date of grant. Twenty percent of these options become exercisable on the anniversary date of the option grant during each of the 5 years beginning May 15, 1996 and will expire eight years from the date of grant, subject to earlier termination pursuant to the terms and provisions of the Plan and the Stock Option Agreement.

        (2) The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurances that the amounts reflected will be achieved.

                                        6

        The following table sets forth certain information regarding individual exercises of stock options with respect to the Common Stock during 1995 by each of the named executive officers.

                       AGGREGATED OPTION EXERCISES IN 1995
                            AND FY-END OPTION VALUES

                                                Number of
                                                Underlying           Value of
                                                Shares of           Unexercised
                                                Unexercised         In-the-Money
                                                 Options at          Options at
                   Shares                         12/31/95            12/31/95
                 Acquired on       Value        Exercisable/        Exercisable/
                  Exercise        Realized     Unexercisable       Unexercisable
      Name           (#)           ($) (1)          (#)                ($) (1)
      ----       -----------      --------     -------------       -------------
Dennis E. Nixon     10,780         447,440        29,374/              856,334/
                                                  12,033               226,353

Leonardo Salinas     2,578          96,744         3,221               105,061/
                                                     938                28,458

R. David Guerra        -               -           6,250/              172,250/
                                                   4,375                63,375

        (1) Based on market value of underlying shares minus aggregate exercise price.

                   REPORT OF THE SALARY AND STEERING COMMITTEE

        The Company's compensation package for each of its executive officers consists of base salary, annual discretionary bonus and a discretionary incentive stock option grant. Stock option grants are determined by the Company's Compensation Committee and are discussed under the Committee's separate report below. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual bonuses are recommended by the Salary and Steering Committee of IBC (the "Committee").

        The Committee's recommendations regarding each executive officer's compensation is subjective with regard to both the base salary and bonus. The annual financial performance of IBC is the most important factor in the subjective analysis. The bonus program is intended to compensate each executive officer for the officer's contribution to IBC's financial performance during the previous year. At the end of each year based on the financial performance of IBC and the perceived contribution by each executive officer, a base salary recommendation for the next year and a bonus recommendation for the previous year is made for each executive officer by the Committee. The overall bonus pool for executive officers is affected by the earnings performance of IBC for the previous year. All base salary and bonus recommendations of the Committee are subject to final approval of the Board of Directors of IBC.

        With respect to the compensation of Mr. Nixon, the CEO of the Company, the Committee recommends to the Board of Directors the CEO's salary and bonus based on its subjective determination. In determining the CEO compensation, the Committee reviews the objectives of the Company for the previous year and the attainment thereof, principally including the Company's financial performance. Mr. Nixon received a bonus award of $600,000 for 1995, which determination was largely affected by the financial results of the Company during 1995, which included net income of $40.1 million, or $5.81 per share, an amount which represents a 9.42% increase in earnings per share compared to the previous year. Also, a key element in Mr. Nixon's performance compensation is the Company's excellent return on assets of 1.41% and its very strong return on equity of 18.64%.
                                        7

        The Salary and Steering Committee has considered the limitations on deductibility of compensation of the named executive officers under Section 162(m) of the Internal Revenue Code. The Steering Committee's current policy is to ensure that all such compensation is deductible under Section 162(m) when paid.

             Lester Avigael                    Roy Jennings, Jr.
             Richard E. Haynes                 Dennis E. Nixon

                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors determines the stock option grants to executive officers and key salaried employees of the Company. During 1995, the Compensation Committee met and granted options to purchase a total of 150,750 shares of Common Stock to several of the executive officers or key salaried employees of the Company. The primary purpose of the Company's Stock Option Plan is to increase the interest of the executive and key salaried employees of the Company and the subsidiary banks in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. The size of the option grants was determined by the Compensation Committee based upon a subjective assessment of the respective officer or employee's performance, compensation management level and other factors. The exercise price of each option equaled the fair market value of the Common Stock as of the date of grant.

             Lester Avigael                    Roy Jennings Jr.
             Richard E. Haynes                 Alberto A. Santos

           SALARY AND STEERING AND COMPENSATION COMMITTEES INTERLOCKS
                            AND INSIDER PARTICIPATION

        The Salary and Steering Committee members are Lester Avigael, Richard E. Haynes, Roy Jennings, Jr. and Dennis E. Nixon. Mr. Nixon, President and Chairman of the Board of the Company and President and CEO of IBC, participates in the compensation decisions for all executives and key salaried employees other than for himself. Stock Option grants are determined by the Compensation Committee whose members are Lester Avigael, Richard E. Haynes, Roy Jennings Jr. and Alberto A. Santos. Messrs. Richard E. Haynes, Dennis E. Nixon and Alberto A. Santos each have total indebtedness outstanding with the Company and/or the subsidiary banks of the Company in an amount which exceeds $60,000, which indebtedness is fully performing and is included in the disclosure regarding the aggregate amount receivable to the banks and the Company from certain related parties of the Company set forth on pages 8 and 9, under the caption "Interest of Management in Certain Transactions".

                                        8
Financial Performance

        The graph below illustrates the cumulative return experienced by the Company's shareholders for the period commencing on December 31, 1990 and ending at year end 1995 as compared with the cumulative total returns of the other companies included within the Standard & Poor's 500 Stock Index and Standard & Poors Regional Banks Index. The calculations were prepared on a dividends-reinvestment basis.

                              TOTAL RETURN ANALYSIS

                      INTERNATIONAL BANCSHARES CORPORATION
                               VS. MARKET INDICES
                         YEAR END: 12/31/90 TO 12/31/95

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                       1990     1991      1992      1993      1994      1995
                       ----    ------    ------    ------    ------    ------
INT. BCHS. CORP ....    100    134.85    192.15    220.72    240.72    218.5
S & P 500 INDEX ....    100    130.47    140.41    154.56    156.6     215.45
MAJOR REG. BANKS ...    100    178.89    227.81    241.52    228.59    359.93

                           INTEREST OF MANAGEMENT IN
                              CERTAIN TRANSACTIONS

        Some of the directors, executive officers and nominees for directors of the Company and IBC and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 1995, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with non-insiders, and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.

        At December 31, 1995, loans outstanding made by all subsidiary banks to directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and to persons or entities affiliated with such individuals aggregated $10,799,645.53. At December 31, 1995, all of such loans were current with respect to principal and interest.

        During 1994, IBC sold approximately 44% of its other real estate portfolio to IBC Partners, Ltd., a Texas real estate limited partnership (the "Partnership") owned by certain shareholders of the Company. As of December 31, 1995, the Partnership had not acquired any additional properties from IBC's other real estate portfolio. Roy Jennings Jr., Dennis E. Nixon and A. R. Sanchez, Jr. serve as the managers of IBC Properties, L.C., the general partner of IBC Partners Management, Ltd., which is the general partner of the Partnership. Lester Avigael and Alberto Santos initially served as managers of IBC Properties, L. C. but each resigned their position as manager effective June 21, 1995. During 1994 and 1995, the Partnership entered into banking transactions with IBC. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with non-insiders and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.

        During 1994, the Company obtained approval from the Federal Reserve Bank of Dallas to engage in the activity of making loans to certain of its executive officers, directors, affiliates, and principal shareholders, and to certain executive officers and directors and their related interests of its subsidiary banks. In connection with such approval, the Company committed that all loans would be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to it, as those prevailing at the time for comparable transactions with or involving other non-affiliated borrowers, or in the absence of comparable transactions, on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to non-affiliated companies. As of December 31, 1995, loans outstanding made by the Company to such persons or entities aggregated $11,478,578 and all of said loans were made on terms and under circumstances consistent with the commitment made by the Company to the Federal Reserve Bank of Dallas.

        As of December 31, 1995, IBC Partners, Ltd. (the "Partnership") as discussed above, was indebted to the Company in the amount of $3,843,088 in connection with three real estate related loans. During 1995, the Partnership repaid $180,000 of the related loans. As of December 31, 1995, IBC Partners Investment Joint Venture and IBC Partners Organizational Joint Venture were indebted to the Company in the amount of $377,312 and $997,783, respectively. The two loans were extended as part of a single credit facility in connection with the formation of the Partnership. The two joint ventures are controlled by certain directors and executive officers of the Company or its subsidiary banks. The joint ventures repaid $179,250 and $398,688, respectively, on the credit facility during 1995. As of December 31, 1995, Dennis E. Nixon and his related interests were indebted to the Company in the amount of $6,260,395 in connection with five real estate related loans. Mr. Nixon and his related interests repaid $390,659 on the related loans during 1995. At December 31, 1995, all of the $11,478,578 loans outstanding made by the Company were current with respect to principal and interest.

                     FILING OF BENEFICIAL OWNERSHIP REPORTS

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by the applicable dates during 1995. The Company believes that all of these filing requirements were timely satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

                                  PROPOSAL - 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors of the Company has appointed the firm of KPMG Peat Marwick LLP to audit the accounts of the Company for the 1996 fiscal year. The firm has audited the books of the Company and its predecessor, IBC, annually since 1979.

        Audit services rendered by KPMG Peat Marwick LLP for the fiscal year ended December 31, 1995 included the annual examination of the Company's financial statements, including reports to shareholders and the Securities and Exchange Commission; and consultation on accounting and related matters and services performed in connection with other regulatory filings.

        Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Approval of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express whether they approve or withhold their approval of the appointment. If shareholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors of the Company recommends that the shareholders approve the appointment of KPMG Peat Marwick LLP as the independent auditors. The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.

                                  PROPOSAL - 3

                  APPROVAL OF THE 1996 INTERNATIONAL BANCSHARES
                          CORPORATION STOCK OPTION PLAN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION:

         "RESOLVED: That the 1996 International Bancshares Corporation's Stock Option Plan adopted by the Board of Directors on April 3, 1996, be and hereby is approved, ratified and confirmed."

         On April 3, 1996, the Board of Directors of the Company adopted the 1996 International Bancshares Corporation Stock Option Plan (the "Plan"). The Plan became effective upon such approval, subject to the approval of the Plan by the shareholders of the Company. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter and present, in person or by proxy, at the Annual Meeting. The Plan will replace the 1987 International Bancshares Corporation Key Contributor Stock Option Plan which will be terminated, for purposes of granting further options, upon shareholder approval of the Plan. The 1987 Plan would expire according to its terms on May 7, 1997.

         The purpose of the Plan is to increase the interest of officers, employees, consultants and advisors of the Company (the "Eligible Persons") in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. The Company, through the Plan, seeks to motivate officers, employees, consultants and advisors and to attract highly competent individuals whose judgment, initiative and continuing effort will contribute to the success of the Company.

         The complete text of the Plan is set forth in Exhibit A to this Proxy Statement, which is incorporated herein by reference. The following summary of the material features of the Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

GENERAL INFORMATION

         The Compensation Committee of the Board of Directors administers the Plan (the "Committee") and determines the terms and conditions under which options ("Options") to purchase shares of Common Stock may be awarded.

         Subject to the adjustment provisions described below, the maximum number of shares of Common Stock which may be made subject to Options granted under the Plan is 300,000. Any shares of Common Stock remaining available under the 1987 Plan will not be transferred to the new Plan. They will, instead, be treated as authorized for issuance upon exercise of options granted under the 1987 Plan, but will not be authorized for future grants. Subject to the adjustment provisions described below, the maximum number of shares of Common Stock covered by Options which may be granted to any Eligible Person in any fiscal year is 75,000 shares. The shares to be issued under the Plan may be either treasury shares or newly issued shares. Any shares subject to Options granted under the Plan that lapse or are terminated or forfeited for any reason prior to exercise may be made subject to subsequent grants under the Plan.

OPTIONS

         The Committee has full and final authority to select those Eligible Persons who will be granted Options. Options granted under the Plan may be Incentive Stock Options ("ISOs"), as defined in Section 422 of the Code, or options not qualifying for treatment as ISOs ("Nonstatutory Stock Options"). Subject to applicable provisions of the Code, the Committee determines the recipients of Options and the terms of the Options, including the type of Option, the number of shares for which an Option is granted, the term of the Option and the time(s) when the Option can be exercised. Restrictions on the exercise of an Option may, at the discretion of the Committee, be contained in the agreement with the participant or in the Committee's procedures. Each ISO must comply with all the requirements of Section 422 of the Code. The Committee may in its discretion waive any condition or restriction on the exercise of an Option and may accelerate the time at which any Option is exercisable.

         The price per share of Common Stock subject to an Option (the "Option Price") is set by the Committee. In the case of ISOs, the Option Price may not be less than the fair market value of Common Stock (as determined in good faith by the Committee) on the date of the grant of the ISOs; provided, however, the Option Price of an ISO granted to an Eligible Person that owns 10% or more of the Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant of the ISOs. In the case of Nonstatutory Stock Options, there are no restrictions with respect to the Option Price. The Committee also determines the manner in which the Option Price of an Option may be paid, which may include the tender of cash or securities or the withholding of Common Stock or any other arrangement satisfactory to the Committee. The fair market value of the Common Stock on March 28, 1996 is believed to be $41.00 per share based on the recent trade of shares of Common Stock at that price on March 28, 1996; however, trading in the Common Stock is not extensive and although the Common Stock is quoted on the OTC Bulletin Board, the trades in the Common Stock do not constitute an active trading market.

         Options granted under the Plan may be exercisable for a period of up to 10 years from the date of grant, excluding ISOs granted to 10% shareholders which may be exercisable for a period of up to only 5 years. Within these limitation periods, the Committee will determine the expiration dates of Options. Options may be exercised at any time or from time to time, within their terms, in whole or in part, or otherwise as shall be determined by the Committee.

         All Options granted under the Plan are subject to the approval of the Plan by the shareholders of the Company at the 1996 Annual Meeting of Shareholders. The number and type of Options that may be granted under the Plan, the number of employees who may be granted such Options and the allocation of such Options among such employees have not been determined at this time.

         Except as specifically provided by a duly executed Stock Option Agreement (as hereinafter defined) or unless approved by the Committee, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession). Except in the event of the death of the Participant, in which event the Participant's estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of the Plan and the Stock Option Agreement, such Option shall be exercisable or perfected only by the Participant, or his or her permitted transferee, in accordance with the terms of the Plan and the Stock Option Agreement.

ADMINISTRATION OF THE PLAN

         The Committee will administer the Plan and will consist of members of the Board of Directors who are "disinterested persons" (as that term is defined in the rules and regulations under Section 16 of the Exchange Act) and "outside directors" (as that term is defined in the regulations promulgated under Section 162(m) of the Code, as may be modified or amended). Within the limits of the Plan, the Committee determines the amounts, times, forms, terms and conditions of grants under the Plan. Participation in the Plan is determined by the Committee and may include any officer, employee, consultant or advisor selected by the Committee. There are approximately 800 full time employees of the Company and its subsidiaries and currently 175 of said employees participate in the 1987 Plan. The cost of administering the Plan shall be borne solely by the Company. Generally, no member of the Board of Directors or the Committee shall be liable for any action or determination taken or made with respect to the Plan. In addition, the Company will indemnify the Board of Directors and the Committee against any losses in connection with administration of the Plan.

         As a condition to any grant under the Plan, each participant must enter into a stock option agreement (the "Stock Option Agreement") containing such terms and conditions relating to such grant as shall be determined by the Committee consistent with the terms of the Plan. In addition, the Committee may from time to time establish procedures governing the administration of the Plan and terms and conditions related to the grant of awards under the Plan.

         The Board of Directors may at any time amend, suspend or terminate the Plan without shareholder approval or approval of participants, except that shareholder approval is required if any action may increase the total number of shares of Common Stock subject to the Plan (other than pursuant to the adjustment provisions of the Plan). In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, corresponding adjustments shall be made to the number and kind of shares which may be granted under this Plan, as well as the number, the Option Price, and the kind of shares or property subject to each outstanding Option, unless otherwise determined by the Committee.

         The Plan contains a self-operative provision that modifies any term of the Plan that varies from or conflicts with any applicable Federal or state securities laws and regulations in effect from time to time so that such term conforms to and complies with such laws.

         The Plan contains provisions to enable the Company to satisfy its tax withholding obligations pursuant to such arrangements as are satisfactory to the Committee. The Committee may permit participants to pay such taxes through the tender of cash or securities or the withholding of Common Stock or any other arrangement satisfactory to the Committee.

CHANGE OF CONTROL PROVISIONS

         Unless the Committee otherwise expressly sets forth in the Stock Option Agreement, Options granted under the Plan that are otherwise subject to vesting over a period of time can, under certain circumstances, become fully and immediately exercisable upon certain events effectively constituting a Change of Control (as defined in the Plan) of the Company.

         The Change of Control provisions in the Plan may cause a possible merger, takeover of the Company, acquisition of control of the Company by a principal shareholder or change in management to be more expensive than it would be in the absence of such provisions. The Plan is not being proposed in response to any present actions known to the Board of Directors. The Board of Directors believes that on balance the Plan will be of significant benefit to the Company, its shareholders and its employees.

FEDERAL INCOME TAX CONSEQUENCES

         A publicly-held corporation may not, subject to limited exceptions, deduct for Federal income tax purposes certain compensation paid to an executive officer who is the chief executive officer or one of the four other highest paid executive officers in excess of $1 million in any taxable year (the "$1 million cap"). In general, compensation received on account of the exercise of options that were granted on or prior to February 17, 1993 will not be subject to the $1 million cap. Also, certain other performance based compensation may not be subject to the $1 million cap. Compensation attributable to the exercise of options and other awards granted after February 17, 1993, however, may be counted in determining whether the $1 million cap has been exceeded in any taxable year if such compensation does not qualify as performance based compensation. The Company believes that any Options to be granted under the Plan with an exercise price at or above the fair market value of the Common Stock on the date of grant will qualify as performance based compensation and will not be subject to the $1 million cap.

         Under the Code, a participant receiving a Nonstatutory Stock Option generally does not recognize taxable income upon the grant of the Option. A participant does, however, recognize ordinary income upon the exercise of a Nonstatutory Stock Option to the extent that the fair market value of Common Stock on the date of exercise exceeds the Option Price. The Company may deduct for Federal income tax purposes (subject to the $1 million cap, if applicable, and subject to satisfying the Federal income tax reporting requirements) an amount equal to the ordinary income so realized by the participant. Upon the subsequent sale of the shares acquired pursuant to a Nonstatutory Stock Option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant. There will be no tax consequences to the Company upon the subsequent sale of shares acquired pursuant to a Nonstatutory Stock Option.

         The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the employment requirements specified in the Code are satisfied, although such exercise may give rise to alternative minimum taxable income for the participant. In addition, if the participant does not dispose of Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon the subsequent sale of Common Stock will be a long-term capital gain or loss, assuming the shares represent a capital asset in the participant's hands.

         The statutory holding period for Common Stock acquired pursuant to the exercise of an ISO is the later of two years from the date the ISO is granted or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the ISO. If the employment and statutory holding period requirements are satisfied, the Company may not claim any Federal income tax deduction upon the grant of the ISO, the exercise of the ISO or the subsequent sale of Common Stock received upon exercise of the ISO. If these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of Common Stock on the date of exercise minus the Option Price, and (ii) the amount realized on disposition minus the Option Price. The Company may deduct for Federal income tax purposes (subject to the $1 million cap, if applicable) an amount equal to the ordinary income so recognized by the participant.

         If the exercisability of an Option is accelerated as a result of a Change of Control or for any reason, an ISO may be deemed to be a Nonstatutory Stock Option and all or a portion of the value of the relevant award at that time may be a "parachute payment" for purposes of determining whether a 20% excise tax is payable by the participant as a result of the receipt of an "excess parachute payment" pursuant to Section 4999 of the Code. Also, the Company will not be entitled to an income tax deduction for the portion of any parachute payment which is subject to the excise tax.

APPROVAL

          In the opinion of the Board of Directors, the Plan will be of significant benefit to the Company in providing an incentive for officers and employees to remain in the employ of the Company and in stimulating the active interest of such persons in the development and financial success of the Company. The affirmative vote of the holders of a majority of the shares entitled to vote on this matter and represented in person or by proxy is required to approve the Plan. The management of the Company recommends that the shareholders vote FOR the adoption of the Plan. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adoption of the Plan.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         The 1997 annual meeting of shareholders will be held on May 15, 1997. Proposals from shareholders intended to be presented at the 1996 annual meeting must be received in writing by the Company at its principal executive offices not later than December 20, 1996. The Company's principal executive offices are located at 1200 San Bernardo Avenue, Laredo, Texas 78040.

                                  OTHER MATTERS

         No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

                                            INTERNATIONAL BANCSHARES CORPORATION

                                            Dennis E. Nixon
                                            President
Dated:  April 15, 1996
                                       15

THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE SECRETARY OF THE COMPANY, MR. ARNOLDO CISNEROS AT:

INTERNATIONAL BANCSHARES CORPORATION
P. O. DRAWER 1359
LAREDO, TEXAS 78042-1359
(210) 722-7611 EXTENSION 675

                                   EXHIBIT "A"

                    1996 INTERNATIONAL BANCSHARES CORPORATION

                                STOCK OPTION PLAN

                      INTERNATIONAL BANCSHARES CORPORATION

                                  Laredo, Texas

                             Effective April 3, 1996

                    1996 INTERNATIONAL BANCSHARES CORPORATION

                                STOCK OPTION PLAN

                                TABLE OF CONTENTS

Article  Section                                                            Page
- -------  -------                                                            ----
I                 DEFINITIONS ...............................................  1
          1.01    Board or Board of Directors ...............................  1
          1.02    Change of Control .........................................  1
          1.03    Code ......................................................  1
          1.04    Committee .................................................  1
          1.05    Company ...................................................  1
          1.06    Disinterested Person ......................................  1
          1.07    Effective Date ............................................  1
          1.08    Eligible Person ...........................................  1
          1.09    Exchange Act ..............................................  2
          1.10    Fair Market Value .........................................  2
          1.11    Incentive Stock Option ....................................  2
          1.12    Nonstatutory Stock Option .................................  2
          1.13    Option ....................................................  2
          1.14    Option Price ..............................................  2
          1.15    Outside Director ..........................................  2
          1.16    Participant ...............................................  2
          1.17    Plan ......................................................  2
          1.18    Sanchez Family ............................................  2
          1.19    Sanchez Shareholder .......................................  2
          1.20    Securities Act ............................................  2
          1.21    Stock .....................................................  2
          1.22    Stock Option Agreement ....................................  3
          1.23    Subsidiary ................................................  3
II                PARTICIPATION .............................................  3
          2.01    Participation .............................................  3
          2.02    Limitation on Grants to Individual
                    Participant .............................................  3
III               SHARES OF STOCK SUBJECT TO PLAN ...........................  3
          3.01    Limitations ...............................................  3
          3.02    Availability of Shares Once Issued Under Plan .............  3
          3.03    Adjustments to Options Once Issued ........................  3
          3.04    Grants and Agreement ......................................  4
IV                OPTIONS ...................................................  4
          4.01    Options; Grant and Exercise ...............................  4
          4.02    Vesting of Options ........................................  4
V                 NONSTATUTORY STOCK OPTIONS ................................  5
          5.01    General ...................................................  5
VI                INCENTIVE STOCK OPTIONS ...................................  5
          6.01    General ...................................................  5
          6.02    Terms and Conditions of Incentive Stock Options ...........  5
          6.03    Limitations on Grants of Incentive Stock Options ..........  6
VII               STOCK CERTIFICATES ........................................  6

          7.01    Stock Certificates ........................................  6
VIII              PLAN ADMINISTRATION .......................................  7
          8.01    Plan Administration .......................................  7
IX                MISCELLANEOUS PROVISIONS ..................................  7
          9.01    Applicable Law ............................................  7
          9.02    Expenses ..................................................  7
          9.03    Gender and Number .........................................  8
          9.04    Headings Not Part of Plan .................................  8
          9.05    Indemnification ...........................................  8
          9.06    Limitation of Rights ......................................  8
          9.07    No Distribution, Compliance with
                    Legal Requirements ......................................  8
          9.08    Timing of Grants ..........................................  8
          9.09    Non-Assignability .........................................  8
          9.10    Nontransferability ........................................  8
          9.11    Other Compensation Plans ..................................  9
          9.12    Plan Binding on Successors ................................  9
          9.13    Tax Withholding ...........................................  9
          9.14    Non-Contravention of Securities Laws ......................  9
          9.15    Unenforceability of a Particular Provision ................  9

X                 CHANGE OF CONTROL .........................................  9
         10.01    Acceleration ..............................................  9
         10.02    Change of Control .........................................  9
XI                PERMANENCY OF THIS PLAN AND PLAN
                    TERMINATION ............................................. 11
         11.01    Effective Date ............................................ 11
         11.02    Termination, Amendment, and
                  Modification of Plan ...................................... 11

                    1996 INTERNATIONAL BANCSHARES CORPORATION

                                STOCK OPTION PLAN

         The 1996 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN (the "Plan") is intended to advance the interests of the Company and its shareholders by affording officers, employees, consultants and advisors of the Company and its Subsidiaries an opportunity to increase their proprietary equity interest in the Company by the grant of Options to them under the terms set forth herein. The Company seeks to motivate and retain present officers, employees, consultants and advisors of the Company and its Subsidiaries as well as attract highly competent individuals whose judgment, initiative, leadership, and continued effort will contribute to the success of the Company and its Subsidiaries. The Company believes that this Plan will contribute to that end.

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Plan:

         1.01 BOARD OR BOARD OF DIRECTORS. The term "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         1.02 CHANGE OF CONTROL. The term "Change of Control" shall mean that term as defined in Section 10.02 hereof.

         1.03 CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, provided that any specific reference herein to a particular section of the Code will, to the extent applicable, refer to the corresponding section or provision of any such successor statute.

         1.04 COMMITTEE. The term "Committee" shall mean a Committee of the Board appointed by the Board consisting of at least two (2) members of the Board of Directors, each of whom is both a Disinterested Person and an Outside Director.

         1.05 COMPANY. The term "Company" shall mean INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation, and any successor thereof.

         1.06 DISINTERESTED PERSON. The term "Disinterested Person" shall mean a member of the Board of Directors who has not, during the one year prior to service on the Committee, or during his service on the Committee, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates (except such grants or awards permitted to be received by a "disinterested person" under Rule 16b-3 promulgated under the Exchange Act).

         1.07 EFFECTIVE DATE. The term "Effective Date" shall mean that term as defined in Section 11.01 hereof.

         1.08 ELIGIBLE PERSON. The term "Eligible Person" shall mean any officer, employee, consultant or advisor of the Company or any Subsidiary, designated by the Committee as eligible to receive an Option subject to the conditions set forth herein.

         1.09 EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         1.10 FAIR MARKET VALUE. The term "Fair Market Value" shall mean the fair market value of a share of Stock on any given date as determined in good faith by the Committee, consistent with Section 422 of the Code and the regulations promulgated thereunder.

         1.11 INCENTIVE STOCK OPTION. The term "Incentive Stock Option" shall have the meaning given to it by Section 422 of the Code and as further defined in Article VI hereof.

         1.12 NONSTATUTORY STOCK OPTION. The term "Nonstatutory Stock Option" shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

         1.13 OPTION. The term "Option" shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the related Stock Option Agreement executed pursuant hereto.

         1.14 OPTION PRICE. The term "Option Price" shall mean the price per share of Stock purchasable under an Option. The Option Price of an Option shall be determined by the Committee at the time of grant but, in the case of an Incentive Stock Option, shall not be less than the Fair Market Value on the date of grant, unless the Participant who is granted an Incentive Stock Option owns more than ten percent (10%) of the Stock or more than ten percent (10%) of the voting stock of any Subsidiary, in which case the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

         1.15 OUTSIDE DIRECTOR. The term "Outside Director" shall have the meaning given to it in the regulations promulgated under Section 162(m) of the Code, as may be amended from time to time.

         1.16 PARTICIPANT. The term "Participant" shall mean an Eligible Person who has been granted an Option hereunder.

         1.17PLAN. The term "Plan" shall mean the 1996 International Bancshares Corporation Stock Option Plan.

         1.18 SANCHEZ FAMILY. The term "Sanchez Family" shall mean Alicia M. Sanchez and Alicia M. Sanchez's children, grandchildren and great-grandchildren.

         1.19 SANCHEZ SHAREHOLDER. The term "Sanchez Shareholder" shall mean a shareholder of the Company who is a member of the Sanchez Family or a corporation, partnership, or other entity in which one or more of the members of the Sanchez Family beneficially own a majority of the ownership interest, or a trust in which all of the beneficial interests are held by or for one or more members of the Sanchez Family; provided, however, a trustee of such trust must be a member of the Sanchez Family.

         1.20 SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         1.21 STOCK. The term "Stock" shall mean common stock, par value $1.00 per share, issued
                                      - 2 -

by the Company.

         1.22 STOCK OPTION AGREEMENT. The term "Stock Option Agreement" shall mean the agreement as described in Section 3.04 of this Plan between the Company and the Participant under which such Participant receives an Option pursuant to this Plan.

         1.23 SUBSIDIARY. The term "Subsidiary" shall mean any subsidiary corporation, as defined in Section 424(f) of the Code, to which the Committee has determined to extend the application of this Plan.

                                   ARTICLE II
                                  PARTICIPATION

         2.01 PARTICIPATION. A grant of an Option under this Plan may be made by the Committee to any Eligible Person.

         2.02 LIMITATIONS ON GRANTS TO INDIVIDUAL PARTICIPANT. Subject to adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock which may be covered by Options granted hereunder to any Participant during any fiscal year shall not exceed 75,000 shares. If an Option is cancelled, the cancelled Option shall continue to be counted toward such 75,000 share limit for the year granted. An Option that is repriced during any fiscal year shall be treated as the cancellation of such Option and a grant of a new Option for purposes of the 75,000 share limit for that fiscal year.

                                   ARTICLE III
                         SHARES OF STOCK SUBJECT TO PLAN

         3.01 LIMITATIONS. Subject to Section 3.02 and the adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock covered by Options which may be granted hereunder to Participants under all Options shall not exceed 300,000 shares. The shares of Common Stock which may be issued by the Company upon exercise of an Option may be issued out of the Company's authorized and unissued shares of Common Stock or reaquired shares of Common Stock (treasury stock).

         3.02 AVAILABILITY OF SHARES ONCE ISSUED UNDER PLAN. Once an Option has lapsed, terminated or been forfeited, the Committee shall have the sole discretion to issue a new Option to any Eligible Person, covering the number of shares to which such lapsed, terminated or forfeited Option related.

         3.03 ADJUSTMENTS TO OPTIONS ONCE ISSUED. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the corresponding proportionate adjustments shall be made to the number and kind of shares which may be granted under this Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding Option unless the Committee shall determine, in its sole discretion, that such adjustments are not appropriate or advisable.

                                      - 3 -

         3.04 GRANTS AND AGREEMENT. Each grant of an Option under this Plan shall be evidenced by a written Stock Option Agreement dated as of the date of the grant and executed by the Company and the Participant. The rights of a grantee in and to an Option shall become effective only upon execution and delivery by the Company of the Stock Option Agreement. Such Stock Option Agreement shall set forth the terms and conditions of such Option, as may be determined by the Committee consistent with this Plan, and shall indicate whether the Option that it evidences is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

                                   ARTICLE IV
                                     OPTIONS

         4.01 OPTIONS; GRANT AND EXERCISE. The Committee shall have full and final authority to select those Eligible Persons who will be granted Options and whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Subject to Federal and state statutes then applicable and the express terms of this Plan, the terms and procedures by which an Option may be exercised shall be set forth in the Participant's Stock Option Agreement or in procedures established by the Committee. Certain of the procedures for the notice of the grant of an Option, the execution of the Stock Option Agreement and the exercise of an Option, are as follows:

                  (a) As soon as practicable after a determination is made by the Committee to grant an Option to an Eligible Person, as set forth in this Article IV hereof, the appropriate officer or officers of the Company shall give notice (written or oral) to such effect to each such Eligible Person, which notice shall be accompanied by a copy or copies of the Stock Option Agreement to be executed by such Eligible Person. The Stock Option Agreement shall designate whether it is an Incentive Stock Option or Nonstatutory Stock Option.

                  (b) Upon the due execution by such Eligible Person and the Company of a Stock Option Agreement (on such terms as the Committee shall determine) within such number of days from the giving of such notice as shall be specified in such notice (unless waived by the Company), such Option shall be granted and such Eligible Person shall become and be a Participant.

                  (c) An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Stock Option Agreement, but only if compliance with all applicable Federal and state securities laws can be effected. The Committee may permit payment of the Option Price to be made through the tender of cash or securities, the withholding of Stock, or any other arrangement satisfactory to the Committee.

         4.02 VESTING OF OPTIONS. The Stock Option Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. To the extent not exercised, the vested portion of the Option shall be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option terminates. Notwithstanding the terms of any Stock Option Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the Option in a manner that is not adverse to the Option holder. A Participant's subsequent transfer or disposition of any Stock obtained through the exercise of an Option shall be subject to any Federal and state laws then applicable, specifically including securities laws.
                                      - 4 -

                                    ARTICLE V
                           NONSTATUTORY STOCK OPTIONS

         5.01 GENERAL. The Committee may grant Nonstatutory Stock Options to Eligible Persons under this Plan. The grant of Nonstatutory Stock Options shall be designated as such in a Participant's Stock Option Agreement. Such Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in Article VI hereof.

                                   ARTICLE VI
                             INCENTIVE STOCK OPTIONS

         6.01 GENERAL. The Committee may only grant Incentive Stock Options under this Plan to Eligible Persons who are employees (including officers) of the Company or any Subsidiary. All Incentive Stock Options shall comply with all of the restrictions and limitations set forth in Section 422 of the Code and this Article. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

         6.02 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of this Plan, Incentive Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, which shall include the following:

                  (a) The Option Price shall be an amount determined by the Committee in accordance with the provision of Section 1.14 hereof.

                  (b) No Incentive Stock Option shall be exercisable after the lapse of ten (10) years from the date such Incentive Stock Option is granted; provided, however, if the Participant owns more than ten percent (10%) of the Stock or of the voting stock of any Subsidiary, such Participant's Incentive Stock Option shall not be exercisable after the lapse of five (5) years from the date such Incentive Stock Option is granted.

                  (c) Except as provided in this Subsection 6.02(c) and Subsections 6.02 (d) and (e), all Incentive Stock Options granted to a Participant shall terminate no later than three (3) months from the date the Participant's service with the Company terminates; provided, however, if the Participant's service with the Company terminates as a result of the Participant's permanent disability, such Incentive Stock Options shall terminate no later than twelve (12) months from the date that the Participant's service with the Company terminates as a result of such disability. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Stock Option Agreement for the termination of the Option upon the Participant's termination of service with the Company prior to such three (3) month period or twelve (12) month period, as the case may be.

                  (d) An Incentive Stock Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession); provided, however, that the Committee may approve a transfer of an Incentive Stock Option, or a Stock Option Agreement relating thereto may provide for a transfer by will or the laws of descent and distribution. During the lifetime of the Participant, such Incentive Stock Option shall be exercisable or perfected only by the Participant in accordance with the terms of this Plan and the Stock Option Agreement. If such transfer by will or the laws of descent and distribution is provided for in a Stock Option Agreement or such transfer is approved by the
                                      - 5 -

Committee, upon the death of a Participant who has been granted an Incentive Stock Option, such Incentive Stock Option exercisable on the date of death may be exercised by the Participant's estate or by a person who acquires the right to exercise such Incentive Stock Option pursuant to the Participant's will or by the laws of descent and distribution, provided that, subject to any additional restrictions in the Stock Option Agreement or imposed by the Committee, the exercise of the Incentive Stock Option must occur within both the remaining term of the Incentive Stock Option and twelve (12) months after the Eligible Person's death. The provisions of this Section 6.02(d) shall apply notwithstanding that the Participant's employment may have terminated prior to death, but only to the extent that such Incentive Stock Option is exercisable on the date of death.

                  (e) An Incentive Stock Option may provide, in the Committee's discretion, that if the provisions of this Article VI are not satisfied, the Option granted shall not lapse and the Option shall be classified as a Nonstatutory Stock Option.

         6.03 LIMITATIONS ON GRANTS OF INCENTIVE STOCK OPTIONS. The Committee may not grant an Incentive Stock Option hereunder to an Eligible Person if such grant could result in the aggregate Fair Market Value (determined at the time each incentive stock option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by such Eligible Person during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries, if any, as defined in Section 424(e) and (f) of the
Code) exceeding $100,000 or such other maximum amount which is permissible under the Code, as it may be amended, on the date of such grant; provided, however, for purposes of determining whether a proposed grant of an Incentive Stock Option is permissible under this Section 6.03, the Committee shall not consider the possible accelerated vesting upon (i) a Change of Control under Article X hereof unless the Committee has received notice of such Change of Control or
(ii) the occurrence of any other event as may be provided in a Stock Option Agreement.
                                   ARTICLE VII
                               STOCK CERTIFICATES

         7.01 STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate for shares of Stock upon the exercise of any Option or of any portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing or quotation on all stock exchanges or automated quotation systems on which the Stock is then listed or quoted, if any;

                  (b) The completion of any registration or other qualification of such shares under any Federal or state law, under the rulings or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                  (c) The obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience.

         If these conditions are not satisfied the Participant may lose his rights to such Stock as determined by the Committee.

                                  ARTICLE VIII
                               PLAN ADMINISTRATION

         8.01 PLAN ADMINISTRATION. This Plan and all Stock Option Agreements shall be administered, and all grants of Options under this Plan shall be granted, by the Committee. The Committee shall have full authority and absolute sole discretion:

                  (a) To determine, consistent with the provisions of this Plan, which of the Eligible Persons shall be granted Options; the form and terms of such Options; the timing of such grants; the number of shares subject to each Option and the Option Price of Stock covered by each Option; the restrictions, if any, applicable to the shares of Stock issuable upon the exercise of each Option; and the period over which the Option shall become and remain exercisable;

                  (b) To construe and interpret this Plan and the Stock Option Agreements;

                  (c) To determine the terms and provisions of each respective Stock Option Agreement, which need not be identical.

                  (d) To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan;

                  (e) To modify and amend outstanding Options unilaterally in any manner that is not adverse to the Option holder; and

                  (f) To adopt, alter, and repeal such rules, guidelines, and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Option (including related Stock Option Agreements); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.01 APPLICABLE LAW. To the extent that state law shall not have been preempted by any laws of the United States, this Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas.

         9.02 EXPENSES. The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company; provided, however, that except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or Option or Company Stock held by any Participant.

         9.03 GENDER AND NUMBER. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

         9.04 HEADINGS NOT PART OF PLAN. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

         9.05 INDEMNIFICATION. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Stock Option Agreement issued pursuant to this Plan or any grants under it. Without limiting any other rights to indemnification, each member of the Board of Directors and of the Committee shall be indemnified by the Company against any losses incurred in such administration of this Plan to the fullest extent permitted by the Texas Business Corporation Act, as amended.

         9.06 LIMITATION OF RIGHTS. Neither the adoption and maintenance of this Plan or Stock Option Agreement nor anything contained herein, shall with respect to any Participant, be deemed to:

                  (a) limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment, or

                  (b) create any contract or other right or interest under this Plan other than as specifically provided in this Plan and a Stock Option Agreement.

         9.07 NO DISTRIBUTION, COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each Participant acquiring shares of Stock pursuant to the exercise of an Option to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof in violation of applicable securities laws. No shares of Stock shall be issued pursuant to the exercise of an Option until all applicable securities law and other legal and stock exchange or other listing requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

         9.08 TIMING OF GRANTS. All Options granted under this Plan shall be granted prior to the tenth anniversary of the Effective Date.

         9.09 NON-ASSIGNABILITY. Except as otherwise set forth herein, a Participant's interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

         9.10 NONTRANSFERABILITY. Except as specifically provided by a duly executed Stock Option Agreement or unless approved by the Committee, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

         9.11 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

                  (a) Establishing any other forms of incentive or other compensation for officers, employees, consultants or advisors or directors of the Company or its Subsidiaries; or

                  (b) Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

         9.12 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

         9.13 TAX WITHHOLDING. Each Participant shall, no later than the date as of which the value of an Option or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law, or deemed advisable by the Company, to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or securities, the withholding of Stock or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         9.14 NON-CONTRAVENTION OF SECURITIES LAWS. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

         9.15 UNENFORCEABILITY OF A PARTICULAR PROVISION. The unenforceability of any particular provision of this document shall not affect the other provisions, and this document shall be construed in all respects as if such unenforceable provision were omitted.

                                    ARTICLE X
                                CHANGE OF CONTROL

         10.01 ACCELERATION. Unless the Committee shall otherwise expressly provide in the Stock Option Agreement relating to an Option, upon the occurrence of a Change of Control, an Option (other than an Option held by a Participant who initiated the event that resulted in the occurrence of such Change of Control in a capacity other than as a director or officer of the Company) shall automatically become fully exercisable.


         10.02 CHANGE OF CONTROL. The term "Change of Control" shall mean the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any affiliate (as defined in Rule 144 under the Securities Act) of the Company as of the Effective Date, any Sanchez Shareholder, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing more than 20% of the combined voting power of the Company's then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 20% of the combined voting power of the Company's then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

                  (ii) during any period of 24 consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 10.02) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

                  (iii) the shareholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the shareholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   ARTICLE XI
                  PERMANENCY OF THIS PLAN AND PLAN TERMINATION

         11.01 EFFECTIVE DATE. This Plan shall become effective upon its adoption by the Board of Directors of the Company (the "Effective Date"); provided, however, that the shareholders of the Company shall approve this Plan within twelve (12) months of the date of adoption by the Board of this Plan. Notwithstanding any terms or provisions to the contrary, this Plan, and all Options granted hereunder, are subject to the approval of the Plan by the shareholders of the Company not later than twelve (12) months from the date of adoption by the Board of Directors and no Option may be exercised prior to such shareholder approval. In the event the preceding condition is not satisfied, Options granted under this Plan shall be null and void.

         11.02 TERMINATION, AMENDMENT, AND MODIFICATION OF PLAN. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, this Plan; provided, however, that no such action of the Board of Directors without approval of the shareholders of the Company may increase the total number of shares of Stock subject to this Plan except as contemplated in Section 3.03 hereof.

                      INTERNATIONAL BANCSHARES CORPORATION
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             CALLED FOR MAY 16, 1996
                                VOTING IN PERSON

         The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the "Company"), hereby appoints Lester Avigael, Roy Jennings Jr., and Richard E. Haynes, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to vote, as designated below, all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Thursday, May 16, 1996 at 7:00 P.M., local time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

1. ELECTION OF DIRECTORS. Nominees: L. Avigael, I. Greenblum, R.D. Guerra, R.E. Haynes, R. Jennings Jr., S. Neiman, D.E. Nixon, L. Salinas, A. R. Sanchez, Jr., A.A. Santos.

FOR, all nominees listed above[ ]     FOR, all nominees listed above, except for
                                           the nominee(s) set forth on the line
                                           below[ ]
WITHHOLD AUTHORITY, to vote for all
  nominees listed above[ ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


A vote FOR all nominees is recommended by the Board of Directors.

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent auditors of the Company for the 1996 fiscal year.

     FOR[ ]                  AGAINST[ ]                    ABSTAIN[ ]

A vote FOR the above proposal is recommended by the Board of Directors.

3. PROPOSAL TO APPROVE the 1996 International Bancshares Corporation Stock Option Plan adopted by the Board of Directors on April 3, 1996.

     FOR[ ]                  AGAINST[ ]                    ABSTAIN[ ]

A vote FOR the above proposal is recommended by the Board of Directors.

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES AND "FOR" PROPOSALS 2 AND 3 ABOVE.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 15, 1996.

Dated:_________________, 1996


                                  Signatures(s)


                                  (Signature should agree with name of stock
                                  Certificate as stenciled thereon. Executors,
                                  Adminstrators, Trustees, etc. should so
                                  indicate when signing).
                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE

                   I [ ]do [ ]do not Plan to Attend the Meeting.